                                                                   EXHIBIT 99.1
                                                                   ------------

                                                       INVESTOR CONTACT:
                                                       Claudia Pieropan
                                                       Chief Financial Officer
                                                       (949) 936-8122
                                                       www.hineshorticulture.com



                    HINES HORTICULTURE REPORTS FIRST QUARTER
                       NET SALES INCREASE TO $60.4 MILLION

Irvine, California - May 6, 2004 - Hines Horticulture, Inc. (NASDAQ: HORT) a leading operator of commercial nurseries in North America, today reported net sales of $60.4 million compared to $59.3 million a year ago. Strong sales in the Sunbelt Markets were the result of favorable weather, while sales volume in the Northeast declined as a prolonged winter delayed the arrival of spring in the region. Also contributing to lower sales in the Northeast, and other parts of the country, was the continued trend among gardening retailers to better manage seasonal inventory levels by delaying pre-season stocking orders closer to the spring selling season. Sales in the Southeast were weaker as the Company strategically consolidated its customer base and transitioned sales to other regional customers. However, higher same-store sales have partially offset the impact of the consolidation in the Southeast.

"Our first quarter sales have increased by almost 2% over last year, however, due to the unpredictability of weather in the first quarter, the true measure of our spring performance is best calculated at the end of the second quarter after the spring season has emerged nationally," said Rob Ferguson, Chief Executive Officer. "That said, sales are building momentum as we head into the second quarter, which gives us continued confidence in the full year sales and adjusted EBITDA guidance that we provided at the beginning of this year."

Gross profit for the first quarter decreased to $29.3 million, or 48.5% of net sales, from $30.7 million, or 51.7% of net sales, for the comparable period in 2003. The decline in gross profit was attributable to the delayed sale of shrubs in the Northeast, and a decrease in sales of bedding plants in the Southeast.

These two regions typically generate better gross profit margins than those in the Sunbelt Markets.

The Company reported operating income during the first quarter of $4.5 million compared to $4.8 million for the same period a year ago. The decline in operating income was mainly due to the decrease in gross profit margins, resulting from weather and the timing of seasonal stocking patterns, as discussed above. However, this was partially offset by lower severance charges of $1.2 million over last year. Selling and distribution expenses during the quarter were 32% of net sales, unchanged from the prior year. New logistics strategies, improved common carrier relations and better payload management, have played a key role in mitigating rising fuel costs and the recently implemented carrier charges associated with the new, federal hours of service regulations.

Other expenses for the first quarter were $6.3 million compared with $7.0 million for the comparable period in 2003. This decrease was primarily the result of the impact of the fair value adjustment on the Company's interest rate swap. Interest expense increased to $6.7 million from $6.3 million a year earlier due to our debt refinancing, which shifted more of our revolving debt to higher interest rate fixed-term instruments in order to increase availability under our new revolving credit facility.

Net loss for the first quarter improved to $1.1 million, or ($0.05) per diluted share, versus the year ago loss of $1.3 million, or ($0.06) per diluted share. Earnings before interest, taxes, depreciation and amortization, and severance charges ("Adjusted EBITDA"), was $7.2 million compared to $8.3 million in the same period last year.

Net borrowings for the period improved $9.4 million from last year primarily as a result of the timing of our semi-annual interest payment on our senior notes. However, lower capital spending and continued improvements in working capital, primarily through better inventory management, have also contributed to the more efficient use of cash during the quarter.

ABOUT HINES
-----------

Hines Horticulture is a leading operator of commercial nurseries in North America, producing one of the broadest assortments of container-grown plants in the industry. The Company sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe's and Wal-Mart.

The Company's quarterly earnings conference call will be held at 4:45 p.m. EST on Thursday, May 6, 2004. This call can be accessed live at Hines Horticulture's web site at www.hineshorticulture.com, where it will also be available for replay for one year. The webcast is also being distributed over CCBN's Investor Distribution Network, where individual investors can listen to the call at www.fulldisclosure.com, and institutional investors can access the call via CCBN's password-protected event management site at www.streetevents.com.

Certain statements and information contained in this press release constitute forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Certain forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, prospects, developments, expectations, intentions, goals concerning future sales and adjusted EBITDA, and other statements contained in the press release that are not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release are publicly available in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003. These factors include, but are not limited to, general economic trends and seasonality, general agricultural risks beyond our control including risks associated with disease and pests and with sudden oak death, our substantial leverage and ability to service our debt, restrictive covenants under our debt facilities, competitive practices in the industry in which we compete, fluctuations in our operating costs, revenues and cash flows from operations, our dependence on a limited number of key customers, potential significant increases in transportation costs and the other factors set forth in such filings.

The Company's annual report and SEC filings, as well as news releases and other supplementary financial data are available by accessing the Company's website at www.hineshorticulture.com.



                                - Tables Follow -

                                           HINES HORTICULTURE, INC.
                   Results of Operations for the Three Months Ended March 31, 2004 and 2003
                                   (Dollars in thousands, except share data)
                                                  (Unaudited)

                                                   Footnotes                 Three Months Ended
                                                   ---------   -----------------------------------------------
                                                                 March 31,          March 31,
                                                                   2004               2003           % Change
                                                               -------------      -------------      ---------
Sales, net                                            (1)      $     60,390       $     59,253          1.9%
Costs of goods sold                                   (1)            31,124             28,600          8.8%
                                                               -------------      -------------      --------

Gross profit                                                         29,266             30,653         -4.5%
% OF SALES                                                             48.5%              51.7%

Selling and distribution expenses                     (1)            19,198             19,047          0.8%
General and administrative expenses                                   5,611              5,586          0.4%
Other operating expenses                                                 --              1,242         -100%
                                                               -------------      -------------      --------
Total operating expenses                                             24,809             25,875         -4.1%
                                                               -------------      -------------      --------

Operating income                                                      4,457              4,778         -6.7%
% OF SALES                                                              7.4%               8.1%

    Interest, net                                                     6,700              6,291          6.5%
    Interest rate swap agreement income                                (869)              (324)       168.2%
    Amortization of deferred financing expenses                         445              1,050        -57.6%
                                                               -------------      -------------      --------
                                                                      6,276              7,017        -10.6%

Loss before income taxes                                             (1,819)            (2,239)        18.8%
Income tax benefit                                                     (746)              (917)       -18.6%
                                                               -------------      -------------      --------
Net loss                                                       $     (1,073)      $     (1,322)        18.8%
                                                               =============      =============      ========


Basic and diluted net loss per share:                          $      (0.05)      $      (0.06)        16.7%
                                                               =============      =============      ========

Weighted average shares outstanding - Basic & Diluted            22,072,549         22,072,549
                                                               =============      =============


EBITDA                                                         $      7,172       $      7,073          1.4%
                                                               =============      =============      ========
Adjusted EBITDA                                                $      7,172       $      8,315        -13.7%
                                                               =============      =============      ========

SEE ACCOMPANYING FOOTNOTES.

                                                     -5-

                                           HINES HORTICULTURE, INC.
                                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                            (Dollars in thousands)

                                                                          March 31,             December 31,
ASSETS                                                              2004            2003            2003
                                                                ------------    ------------    ------------
                                                                        (Unaudited)               (Audited)
Current assets:
    Cash                                                        $        --     $        --     $        --
    Accounts receivable, net                                         51,692          51,416          23,724
    Inventories                                                     197,033         195,006         173,090
    Prepaid expenses and other current assets                         3,674           7,908           3,157
                                                                ------------    ------------    ------------

                                     Total current assets           252,399         254,330         199,971
                                                                ------------    ------------    ------------

Fixed assets, net                                                   134,583         139,369         136,435
Deferred financing expenses, net                                     10,225           6,905          10,589
Deferred income taxes                                                12,234          12,870          12,234
Goodwill                                                             42,979          42,979          42,979
                                                                ------------    ------------    ------------

                                             Total assets       $   452,420     $   456,453     $   402,208
                                                                ============    ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                            $    23,521     $    25,624     $    10,104
    Accrued liabilities                                              10,935          11,592           9,234
    Accrued payroll and benefits                                      5,980           4,741           6,971
    Accrued interest                                                  9,569           3,535           5,073
    Interest rate swap agreement, current portion                     4,450           8,180           5,320
    Long-term debt, current portion                                   5,767          17,587           5,789
    Borrowings on revolving credit facility                          64,625         116,500          30,318
    Deferred income taxes                                            64,440          63,077          65,186
                                                                ------------    ------------    ------------

                                  Total current liabilities         189,287         250,836         137,995
                                                                ------------    ------------    ------------

Long-term debt                                                      209,287         164,996         209,287
Other liabilities                                                     2,189              --           2,196

Shareholders' equity                                                 51,657          40,621          52,730
                                                                ------------    ------------    ------------

                 Total liabilities and shareholders' equity     $   452,420     $   456,453     $   402,208
                                                                ============    ============    ============

                                                     -6-

                                                    HINES HORTICULTURE, INC.
                                        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          Three Months Ended March 31, 2004 and 2003 and Year Ended December 31, 2003
                                                    (Dollars in thousands)

                                                                                           March 31,               December 31,
                                                                                     2004             2003             2003
                                                                                 ------------     ------------     ------------
                                                                                          (Unaudited)                (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                    $    (1,073)     $    (1,322)     $     9,713
     Income from discontinued operations                                                  --               --           (4,148)
     Adjustments to reconcile net loss to net cash
             used in operating activities:
          Depreciation                                                                 2,715            2,295            9,394
          Amortization of deferred financing costs                                       445            1,050            3,771
          Interest rate swap agreement income                                           (869)            (324)          (2,710)
          Loss on extinguishment of debt                                                  --               --            9,235
          Deferred income taxes                                                         (746)            (917)           3,867
          Loss on disposition of fixed assets                                             --               --               73
                                                                                 ------------     ------------     ------------
                                                                                         472              782           29,195
     Change in working capital accounts:
          Accounts receivable                                                        (27,968)         (25,578)           1,790
          Inventories                                                                (24,012)         (25,025)          (3,188)
          Prepaid expenses and other current assets                                     (517)          (1,236)          (1,305)
          Accounts payable and accrued liabilities                                    18,622            9,384           (3,799)
                                                                                 ------------     ------------     ------------
             Change in working capital accounts                                      (33,875)         (42,455)          (6,502)
                                                                                 ------------     ------------     ------------
                       Net cash (used in) provided by operating activities           (33,403)         (41,673)          22,693
                                                                                 ------------     ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of fixed assets                                                           (863)          (1,428)          (5,589)
     Proceeds from sale of discontinued operations                                        --               --            5,778
     Leasehold incentive proceeds                                                         62               --            2,275
                                                                                 ------------     ------------     ------------
Net cash (used in) provided by investing activities                                     (801)          (1,428)           2,464
                                                                                 ------------     ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net borrowings (repayments) on revolving line of credit                          34,307           43,750          (42,432)
     Proceeds from the issuance of long-term debt                                         --               --          215,000
     Repayments of long-term debt                                                        (22)             (21)        (180,555)
     Deferred financing costs                                                            (81)            (628)         (11,637)
     Redemption premium on early payment of subordinated notes                            --               --           (5,533)
                                                                                 ------------     ------------     ------------
                       Net cash provided by (used in) financing activities            34,204           43,101          (25,157)
                                                                                 ------------     ------------     ------------

NET CHANGE IN CASH                                                                        --               --               --

CASH, beginning of year                                                                   --               --               --
                                                                                 ------------     ------------     ------------

CASH, end of year                                                                $        --      $        --      $        --
                                                                                 ============     ============     ============

                                                              -7-

                            HINES HORTICULTURE, INC.
                   RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS
                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


"EBITDA" means income before interest expense, provision for income taxes and depreciation and amortization. "Adjusted EBITDA" is EBITDA plus severance costs, loss on early debt extinguishment and certain losses on disposal of fixed assets, less gain (loss) on sale of fixed assets. EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles, which we refer to as GAAP. These measures are not calculated in the same manner by all companies and, accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies. We have presented EBITDA and Adjusted EBITDA solely as supplemental disclosure because we believe they allow for a more complete analysis for our results of operations and we believe that EBITDA and Adjusted EBITDA are useful to investors because EBITDA and Adjusted EBITDA are commonly used to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA and Adjusted EBITDA are also used in covenants in credit facilities and high yield debt indentures to measure the borrower's ability to incur debt and for other purposes, and may be the preferred measure for these purposes. EBITDA and Adjusted EBITDA are not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. EBITDA and Adjusted EBITDA are calculated as follows:

                                                        Three Months Ended
                                                  -----------------------------
                                                   March 31,         March 31,
                                                      2004              2003
                                                  ------------     ------------

    Net loss                                      $    (1,073)     $    (1,322)
    Income tax benefit                                   (746)            (917)
    Amortization of deferred financing expenses           445            1,050
    Interest rate swap agreement income                  (869)            (324)
    Interest expense                                    6,700            6,291
    Depreciation                                        2,715            2,295

    EBITDA                                              7,172            7,073
                                                  ------------     ------------

    Severance charges                                      --            1,242

    Adjusted EBITDA                               $     7,172      $     8,315
                                                  ============     ============

                            HINES HORTICULTURE, INC.
                  (FOOTNOTES TO PRECEDING FINANCIAL STATEMENTS)
                             (DOLLARS IN THOUSANDS)

GENERAL:
--------

(1) Certain reclassifications have been made in prior periods' financial statements to conform to fiscal 2004 classifications.

                                      -9-